Strategic Environmental & Energy Resources, Inc. 8-K

Exhibit 99.1
FOR IMMEDIATE RELEASE	NEWS

Strategic Environmental & Energy Resources, Inc. to Host Third Quarter 2015 Results Conference Call at 4:30 PM, EST on Monday, November 16, 2015

GOLDEN, Colo., Nov. 10, 2015 /PRNewswire/ -- Strategic Environmental & Energy Resources, Inc. (SEER) (SENR), a provider of next-generation clean technologies, renewable fuel and waste management innovations, announced that it will host a conference call at 4:30 pm ET (1:30 pm PT) on Monday, November 16, 2015 to discuss the Company's results for the three and nine months ending September 30, 2015, in addition to any subsequent events which may have occurred. A press release detailing these results and the 10-Q will be released prior to the call.

John Combs, CEO and Chairman will host the call.

To access the call, please use the following information:
Date: Monday, November 16, 2015
Time: 4:30 pm ET, 1:30 pm PT
Dial-in: 1-888-600-4862
International Dial-in: 1-913-312-1511
Passcode: 2824578
Webcast:  http://public.viavid.com/index.php?id=117221
Investors can submit questions to the Company via email at dgradwell@mzgroup.us.

A replay will be available through December 16, 2015 and can be accessed by dialing 1-877-870-5176 if calling within the United States or 1-858-384-5517 if calling internationally. Use the passcode 2824578 to access the replay.

The call will be broadcast live and archived at the investor relations portion of the Company's corporate website, at http://www.seer-corp.com/presentations.php.

About Strategic Environmental & Energy Resources, Inc.
Strategic Environmental & Energy Resources, Inc. (SEER) identifies, secures, and commercializes patented and proprietary environmental clean technologies in several multibillion dollar sectors (including oil & gas, renewable fuels, and all types of waste management, both solid and gaseous) for the purpose of either destroying/minimizing hazardous waste streams more safely and at lower cost than any competitive alternative, and/or processing the waste for use as a renewable fuel for the benefit of the customers and the environment. SEER has three wholly-owned operating subsidiaries: REGS, LLC; Tactical Cleaning Company, LLC; MV Technologies, LLC; and two majority-owned subsidiaries: Paragon Waste Solutions, LLC; and ReaCH4biogas ("Reach").

For more information about the Company visit: www.seer-corp.com

Contact SEER Investor Relations

MZ North America - www.mzgroup.us

Derek Gradwell, SVP

dgradwell@mzgroup.us

512-270-6990